Exhibit 10.27

[English Summary]

Cooperative Agreement

Party A: Yida (Fujian) Tourism Group Co., Ltd.
Party B : Anhui Xingguang Investment Group Co., Ltd.

Reference is made to the Anhui Province Bengbu City Emperor Ming Taizu Cultural and Ecological Resort and Tourism Project Investment Agreement (the “Agreement”).

Cooperation:
Both parties agree to set up a joint venture. Party A shall own 60% of the equity interest while Party B shall own 40% of the equity interest of the joint venture.  The primary business focuses on developing the Ming Dynasty Entertainment World.

Termination:
This agreement may be modified or adjusted with mutual consent of both parties.

Force Majeure:
In the event of force majeure, such party shall notify the other party within 15 days and both parties shall negotiate to either terminate or delay the execution of this Agreement.

Dispute:
If there is any dispute between the parties, both parties shall resolve the dispute through compromise settlement. If the parties cannot reach the settlement, then either party can resolve the dispute by the courts.

Date of the Agreement:
April 15, 2010